Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated January 26, 2004, in Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-114974) and related Prospectus of Journal Communications, Inc. for the registration of shares of its Class A Common Stock.

/s/ Ernst & Young LLP

Milwaukee, WI

May 26, 2004